SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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Bank of the Ozarks, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 19, 2005

Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Bank of the Ozarks, Inc., an Arkansas Corporation (the “Company”), to be held at the Company’s office, 12615 Chenal Parkway, Little Rock, AR 72211, on Tuesday, April 19, 2005 at 1:00 p.m., local time, for the following purposes:

1.	To elect fourteen (14) directors.

2.	To consider and act upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 4, 2005 will be entitled to vote at the 2005 Annual Meeting and any adjournments or postponements thereof.

The Company’s Proxy Statement and a form of proxy are included with this Notice. The annual report for the year ended December 31, 2004 is also enclosed.

BY ORDER OF THE BOARD OF DIRECTORS

George Gleason Chairman of the Board of Directors and Chief Executive Officer

Little Rock, Arkansas

March 11, 2005

YOUR VOTE IS IMPORTANT. PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR TO VOTE YOUR SHARES IN PERSON IF YOU ATTEND THE MEETING.

P.O. BOX 8811

LITTLE ROCK, ARKANSAS 72231-8811

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

APRIL 19, 2005

SOLICITATION AND REVOCATION OF PROXY

The enclosed proxy, for use only at the 2005 Annual Meeting of Stockholders of Bank of the Ozarks, Inc. (the “Company”) to be held at the Company’s office, 12615 Chenal Parkway, Little Rock, Arkansas 72211, on Tuesday, April 19, 2005 at 1:00 p.m., local time, and any adjournments or postponements thereof, is solicited on behalf of the Board of Directors (the “Board”) of the Company. This solicitation is being made primarily by mail, but may also be made in person or by telephone or facsimile by officers, directors and regular employees of the Company. All expenses incurred in the solicitation will be paid by the Company.

Any stockholder executing a proxy retains the right to revoke it at any time prior to exercise at the 2005 Annual Meeting. A proxy may be revoked at any time before it is used, upon delivery of written notice to the Secretary of the Company, by execution and delivery of a later proxy, or by attending the meeting and voting in person. If not revoked, all properly executed proxies received will be voted at the meeting in accordance with the terms of the proxy.

The Company knows of no matter to be brought before the meeting other than those referred to in the accompanying notice of the 2005 Annual Meeting. If, however, any other matters properly come before the meeting, the proxy solicited hereby confers discretionary authority to the proxies named therein to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting.

This proxy material is first being mailed to stockholders on or about March 11, 2005.

OUTSTANDING STOCK AND VOTING RIGHTS

The Board has selected March 4, 2005 as the record date (the “Record Date”) for the 2005 Annual Meeting. Only those stockholders of record as of the close of business on the Record Date are entitled to notice of and to vote at the 2005 Annual Meeting. At the close of business on the Record Date, there were 16,623,190 shares of common stock, $0.01 par value per share, (the “Common Stock”) issued and outstanding. At the meeting each stockholder will be entitled to one vote, in person or by proxy, for each share of Common Stock owned of record as of the close of business on the Record Date. Votes will be tabulated by inspectors of election appointed by the Company’s Board. The stock transfer books of the Company will not be closed.

The enclosed form of proxy provides a method for stockholders to withhold authority to vote for any one or more of the nominees for the Board while still granting authority to the proxy to vote for the remaining nominees. The names of all nominees are listed on the proxy card. To grant the proxy authority to vote for all nominees, check the box marked “FOR ALL NOMINEES.” To withhold authority to vote for all nominees, check the box marked “WITHHOLD.” To withhold authority to vote for individual nominee(s), mark the “FOR ALL EXCEPT” box and follow instructions to indicate the name(s) of such nominee(s). By checking the box marked “WITHHOLD,” shares will not be counted as votes cast, but will be counted as present at the meeting for the purpose of calculating whether a quorum exists. Provided a quorum is present, the affirmative vote of a plurality of the votes cast at the meeting is required for election of each nominee to the Board. Stockholders may not cumulate their votes with respect to the election of directors. IF NO VOTING INSTRUCTIONS ARE INDICATED ON THE PROXY CARD, SHARES OF COMMON STOCK WILL BE VOTED FOR THE ELECTION OF THE NOMINEES.

Brokers who hold shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers. This is commonly referred to as a “broker non-vote.” Broker non-votes will be treated in the same manner as abstentions for voting and quorum purposes.

BOARD PROPOSAL NO. 1: ELECTION OF DIRECTORS

General

The Company’s Board is comprised of one class of directors, elected annually. Each director serves a term of one year or until his or her successor is duly elected or qualified. The number of directors has been set at fourteen for the ensuing year. The Board has the power to fix or change the number of directors up to a maximum Board size of 15 and to fill vacancies on the Board (including vacancies resulting from an increase in Board size) by resolution and without any further action of the stockholders in accordance with the Company’s bylaws. The Company’s Amended and Restated Articles of Incorporation contain a provision that allows the Board, by resolution and without any further action by the stockholders, to classify or stagger the Board into two or three groups, as equal in number as possible, with the terms of office of such directors contained in each group expiring one, two or three years after their election to the Board, as applicable. The existence of such provision could result in the nominees described below being elected for terms greater than one year.

The following slate of nominees has been recommended to the Board by its Nominating and Governance Committee and ratified by the Board. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Except for John Mills, each director nominee presently serves as a member of the Board. If a nominee should for any reason become unavailable for election, proxies may be voted with discretionary authority by the proxy holder for a substitute designated by the Board.

Certain information for each nominee is set forth below. Unless otherwise indicated there has been no change in principal occupation or employment during the past five years for these nominees.

The Board recommends that stockholders vote for the election of each nominee. Proxies solicited by the Board will be so voted unless stockholders specify a contrary choice in their proxies.

Nominees for Election as Directors

George Gleason, age 51, Chairman and Chief Executive Officer. Mr. Gleason has served the Company or its bank subsidiary as Chairman, Chief Executive Officer and/or President since 1979. He holds a B.A. in Business and Economics from Hendrix College and a J.D. from the University of Arkansas.

Mark Ross, age 49, Vice Chairman, President and Chief Operating Officer. Mr. Ross has served as President since 1986 and in various capacities for the Company or its bank subsidiary since 1980. He was elected as a director of the Company in 1992 and was elected as Vice Chairman, President and Chief Operating Officer on February 19, 2002. Mr. Ross holds a B.A. in Business Administration from Hendrix College.

Jean Arehart, age 64, Retired Senior Lending Officer and Chairman of the Loan Committee of the Company’s bank subsidiary. Ms. Arehart joined the Company’s bank subsidiary as Senior Vice President in 1996, was named Executive Vice President in May 1997, served as President of the Mortgage Division from January 2000 until September 2004 and then served as Senior Lending Officer and Chairman of the Loan Committee until her retirement on January 31, 2005. She was elected as a director of the Company and its bank subsidiary in 2002.

In May 1999 Ms. Arehart resigned employment with the bank subsidiary but returned in January 2000. Prior to 1996 Ms. Arehart served as Senior Vice President and a member of the Executive Committee of Twin City Bank (now U.S. Bank, formerly Firstar Bank of Arkansas, formerly Mercantile Bank of Arkansas), where she worked from 1979 to February 1996.

Steven Arnold, age 44, Director since 2001. Mr. Arnold is an ordained minister and has served as Senior Pastor of St. Mark Baptist Church in Little Rock, Arkansas since 1989. He attended Louisiana Technical University and Arkansas State University before receiving his B.A. from Philander Smith College in Little Rock.

Richard Cisne, age 54, Director since 2004. Since 1987 Mr. Cisne has been a founding partner of Hudson, Cisne & Co., an Arkansas C.P.A. firm. He holds a B.S.B.A. from the University of Arkansas and is a C.P.A.

Robert East, age 57, Director since 1997. Mr. East is Chairman and President of Robert East Company, an investment company, Chairman and Chief Executive Officer of East-Harding, Inc., a general contracting firm, and Managing Partner in Advanced Cabling Systems LLC, which is a provider of fiber optic cable installations and security systems. He is also a partner or owner of numerous real estate projects and other investments. Mr. East holds a B.A. in Finance and Administration from the University of Arkansas.

Linda Gleason, age 50, Director since 1987. From 1992 to 1996 Ms. Gleason served as the Company’s Deputy Chief Executive Officer and Assistant Secretary. She has attended Arkansas State University and the University of Arkansas at Little Rock.

Porter Hillard, age 73, Director since 1997. Mr. Hillard is a retired owner and operator of various agricultural businesses. Since 1957 he has owned, operated or managed various purebred and commercial cattle operations, a turkey hatchery, feed mills, turkey grow-out operations and other businesses. Mr. Hillard has also served as a director of the bank subsidiary since 1967. He holds a B.S. in Agriculture from the University of Arkansas.

Henry Mariani, age 66, Director since 1997. Mr. Mariani is Chairman and Chief Executive Officer of N.L.C. Products, Inc., a manufacturing, wholesale and retail mail order operation with catalogs featuring executive gifts and hunting equipment and supplies. He holds a B.S. in Finance from Penn State University and is a C.P.A.

James Matthews, age 43, Director since 2004. Mr. Matthews is Executive Vice President of General Properties, Inc., a commercial real estate development and management company. He has attended the University of Arkansas.

John Mills, age 54, Director nominee for 2005. Since December 3, 2004 Mr. Mills has served as Chairman of the Board, President and Chief Executive Officer of Affiliated Foods Southwest, Inc., a wholesale grocery operation located in Little Rock, Arkansas. Previously Mr. Mills served as President, Chief Administrative Officer and Vice Chairman of the Board of Affiliated Foods since March 2004 and prior to that he served as Executive Vice President of Finance and Administration. Mr. Mills holds a B.S.B.A. in accounting from the University of Arkansas.

R. L. Qualls, age 71, Director since 1997. Dr. Qualls is retired President and Chief Executive Officer of Baldor Electric Company, a marketer, designer and manufacturer of electric motors, drives and generators based in Fort Smith, Arkansas. From 1993 to 1998 he served as Chief Executive Officer and President of Baldor and was Vice Chairman from 1998 to 2000. Dr. Qualls holds a B.S. and M.S. in Economics from Mississippi State University and completed his doctoral work at Louisiana State University.

Kennith Smith, age 73, Director since 1997. Mr. Smith is retired and previously served as owner and operator of Smith Cattle Farm from 1984 until his retirement in 1993. Prior to that he was co-owner of Mulberry Lumber Company. Mr. Smith has also served as a director of the bank subsidiary since 1977.

Robert Trevino, age 46, Director since 2004. Since June 2000 Mr. Trevino has served as the Economic Development Policy Advisor to Arkansas Governor Mike Huckabee. From 1998 through 2000, Mr. Trevino served as City Manager Administrative Coordinator for the City of Little Rock, Arkansas. Mr. Trevino holds a B.A. in Political Science from Louisiana State University in Shreveport and an M.P.A. from the University of Arkansas at Little Rock.

Linda Gleason is the wife of George Gleason. Except for the foregoing no family relationships exist among any of the above named persons. Unless otherwise indicated each of the above named persons serves in the same position with the Company’s bank subsidiary.

During 2004 the Board met on 12 occasions. Each of the nominees for the Board was elected by stockholders at last year’s annual meeting, except Robert Trevino who was elected as a director by the Board in April 2004 and John Mills who has been nominated for election to the Board at the 2005 Annual Meeting. In 2004 each director attended at least 75% or more of the total of meetings of the Board and committees of the Board during the period in which he or she served, except Robert East who attended eight of 12 Trust Committee meetings and Jerry Davis who attended seven of 11 meetings of the Board, one of two meetings of the Nominating and Governance Committee and two of four meetings of the Audit Committee. Mr. Davis’ absences were primarily due to various medical problems prior to his death on November 30, 2004.

Under the Company’s Corporate Governance Principles, each director is expected to attend board and committee meetings, as applicable, and spend sufficient time to properly discharge his or her responsibilities. It is the Company’s policy that all directors attend the annual meeting of stockholders. All board members who were nominated for election at the Company’s 2004 meeting of stockholders were in attendance at such meeting.

The Company’s Nominating and Governance Committee recommends to the Board nominees for director. The Board and Nominating and Governance Committee will consider any and all stockholder suggestions for names of nominees to the Board for the 2006 Annual Meeting, provided that such suggestions are made in writing and delivered to the Secretary of the Company on or before December 1, 2005. A stockholder wishing to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary in writing with whatever supporting material the stockholder considers appropriate. The Nominating and Governance Committee will strive to evaluate all nominees to the Board in the same manner and in accordance with the same procedures, without regard to whether the nominee is recommended by a stockholder, the committee or members of management. However the Nominating and Governance Committee may require additional steps in connection with the evaluation of candidates submitted by stockholders due to the potential that the existing directors and members of management will not be as familiar with the proposed candidate as compared to candidates recommended by existing directors or members of management.

Prior to completing its recommendation to the Board of nominees to be considered for election, the Nominating and Governance Committee will require that each nominee complete a director’s and executive officer’s questionnaire and deliver a report on all transactions between the candidate and the Company, its directors, officers and related parties. The Nominating and Governance Committee reserves the right to seek such additional information on the nominee as the committee deems appropriate in connection with its evaluation. Once the Nominating and Governance Committee has obtained all requested information, it will then evaluate the prospective nominee to determine whether such person possesses the following minimum standards and qualifications as established by the committee:

•	The highest personal and professional ethics, integrity and values and a commitment to representing the long-term interests of stockholders.

•	An inquisitive and objective perspective, practical wisdom, mature judgment and the ability to exercise informed judgment in the performance of his or her duties.

•	Commitment of sufficient time and attention to discharge his or her obligations.

•	A distinguished record of leadership and success in his or her arena of activity.

•	A strong educational background.

•	Strong community ties in the Company’s markets that can assist the Company from time to time in its business development efforts.

The Nominating and Governance Committee will also consider such other relevant factors as it deems appropriate, including the need to have complementary backgrounds which maximize perspective in forming Board decisions. After completing this evaluation the committee will make a recommendation to the Board as to the persons who should be nominated and the Board will then determine the nominees after considering the recommendations of the committee.

The Board has determined that the following nominees, who comprise a majority of the proposed nominees to the Board, qualify as “independent” under Nasdaq listing standards: Steven Arnold, Richard Cisne, Porter Hillard, Henry Mariani, John Mills, R.L. Qualls, Kennith Smith and Robert Trevino.

Governance Initiatives

The Board has adopted a number of measures designed to comply with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and final rules of the SEC interpreting and implementing the Sarbanes-Oxley Act, as well as listing standards of the Nasdaq. Specifically the Board has (1) established an independent Nominating and Governance Committee, (2) adopted a revised Nominating and Governance Committee Charter (revised January 14, 2005) (3) adopted a revised set of Corporate Governance Principles (revised February 17, 2004), (4) adopted a Code of Ethics, (5) adopted a revised Audit Committee Charter (revised February 17, 2004), (6) adopted specific procedures requiring pre-approval by the Audit Committee of audit, audit-related and non-audit services to be provided by the Company’s independent auditors and (7) adopted a Personnel and Compensation Committee Charter outlining the duties of the Personnel and Compensation Committee. Copies of the revised Audit Committee Charter, Personnel and Compensation Committee Charter, revised Nominating and Governance Committee Charter, Code of Ethics and revised Corporate Governance Principles are available on the Company’s website at www.bankozarks.com.

The Company, the Board and each of the Board committees will continue to monitor corporate governance developments and will continue to evaluate committee charters, duties and responsibilities with the intention of maintaining full compliance therewith.

Committees

The following is a brief description of the functions of the Company’s principal committees. A complete description of the duties and responsibilities of each committee can be found in its written charter.

Nominating and Governance Committee. The Nominating and Governance Committee met two times in 2004. The Nominating and Governance Committee is appointed by the Board to (1) assist the Board by identifying individuals qualified to become Board members and to recommend to the Board the director nominees for the next annual meeting of stockholders, (2) review and recommend to the Board the Corporate Governance Principles applicable to the Company, (3) review the Company’s management succession plans and make recommendations to the Board regarding these succession plans, (4) lead the Board in its annual review of the Board’s performance and (5) review and approve certain transactions between the Company and its executive officers, directors or affiliates. During 2004 the Committee was comprised until November 30, 2004 of the following three directors: R.L. Qualls as Chairman, Kennith Smith and Jerry Davis. On December 14, 2004 the Board appointed Henry Mariani to replace Jerry Davis who died November 30, 2004. The Board has determined that each of these individuals qualified in 2004 as an “independent” director under the Nasdaq listing standards and that those individuals continuing to serve qualify as “independent.” Assuming their re-election to the Board, Messrs. Qualls, Smith and Mariani will continue to serve on such committee in 2005.

Audit Committee. The Audit Committee met six times in 2004. The Audit Committee’s primary function, which is further described in the Audit Committee Charter, is to assist the Board in fulfilling its oversight responsibilities relating to the Company’s auditing, accounting and financial reporting processes. The Audit Committee is directly responsible for the engagement, compensation and oversight of the Company’s independent auditors and the review and oversight of the Company’s internal controls. The Audit Committee also receives and reviews the periodic reports and presentations of the loan review and compliance officers and the internal auditors, provides general oversight and direction for their work, and coordinates corrective action as appropriate. Henry Mariani, as Chairman, R. L. Qualls and Jerry Davis initially served on the Audit Committee for 2004. Following the election of Richard Cisne to the Board in April 2004, he was added to the Audit Committee. On November 30, 2004 Mr. Davis died and the Board has not replaced his position on the Audit Committee. Assuming their re-election to the Board, Messrs. Mariani, Qualls and Cisne will continue to serve on such committee in 2005. The Board has determined that each of these individuals qualifies as an “independent” director under the Sarbanes-Oxley Act, related SEC rules, and the Nasdaq listing standards related to audit committees and meet all other applicable standards for service on such committees. In addition the Board has determined that Henry Mariani, the current Chairman of the Audit Committee, and Richard Cisne both qualify as an “audit committee financial expert” within the meaning of the regulations of the SEC. (See Report of the Audit Committee on page 20 of this Proxy Statement.)

Personnel and Compensation Committee. The Personnel and Compensation Committee met seven times in 2004. The Personnel and Compensation Committee considers, approves and reviews all salaries and bonuses for officers and employees, reviews additions and terminations of personnel, oversees administration of the employee benefit plans and programs, including the Company’s stock option plans, and oversees staff training and educational programs. Porter Hillard, as Chairman, Kennith Smith and Steven Arnold initially served as the Personnel and Compensation Committee for 2004. Following the election of Robert Trevino to the Board in April 2004, he was added to the Personnel and Compensation Committee. Assuming their re-election to the Board, Messrs. Hillard, Arnold, Smith and Trevino will continue to serve on this committee in 2005. The Board has determined that each of these individuals qualifies as an “independent” director under the Nasdaq listing standards. (See Report of the Personnel and Compensation Committee on Executive Compensation beginning on page 15 of this Proxy Statement.)

Trust Committee. The Trust Committee met 12 times in 2004. The operation of the bank’s Trust Division and the administration of its trust accounts are overseen by the Trust Committee. In 2004, Mark Ross as Chairman, George Gleason, Linda Gleason, James Matthews Paul Moore, Dan Rolett and Robert East served on the Trust Committee. In January 2005 R.L. Qualls and Robert Trevino were added to the Trust Committee. Assuming re-election to the Board of the directors serving on this committee, these same members are expected to continue to serve on this committee in 2005.

Loan Committee. The Loan Committee met 47 times in 2004. During 2004 the Loan Committee was comprised of any five or more members of the Board. In January 2005 the Board added Scott Hastings, President of the Leasing Division, and Darrel Russell, President of the Central Division, to the Loan Committee. For 2005 the committee will be comprised of these two Company officers and any five or more board members. This committee has responsibility for reviewing and approving all loans and aggregate loan relationships in excess of $2,000,000 and up to the lending limit of the bank and for administering other aspects of the lending function.

ALCO and Investments Committee. The ALCO and Investments Committee met five times in 2004. Management of the asset/liability (interest rate risk) position, liquidity and investment portfolio is overseen by the ALCO and Investments Committee. Paul Moore, as Chairman, George Gleason, Mark Ross, Danny Criner, Greg McKinney and Dan Rolett initially served on the ALCO and Investments Committee in 2004. Scott Hastings and Susan Blair joined the committee on April 20, 2004. All these individuals are expected to continue to serve on this committee in 2005.

Process for Communicating with Board Members

The Board has established a process for stockholders to communicate with R.L. Qualls, the presiding independent director over the Company’s regular meetings of independent directors. All communications should be to Bank of the Ozarks, Inc., Attn: R.L. Qualls, Presiding Independent Director, P.O. Box 8811, Little Rock, AR 72231-8811. Communications regarding nominations of candidates to the Board or proposals to be included in the proxy statement are subject to additional requirements that are discussed separately in this proxy statement. See “Election of Directors – Nominees for Election as Director” and “Stockholder Proposals.”

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2004 about shares of the Company’s common stock that may be issued upon the exercise of options and other rights under existing equity compensation plans and arrangements, separately reflecting options under plans approved by the Company’s stockholders and options under plans or arrangements not submitted to stockholders for approval.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders*	531,450	$11.28	200,900
Equity compensation plans not approved by security holders	—	—	—

Total	531,450	$11.28	200,900

*	The Company has a Non-employee Director Stock Option Plan which has issued and unexercised options outstanding to purchase 127,000 shares of the Company’s common stock. This plan has no specific limitation on the number of remaining authorized shares available for issue, but permits each person who is not otherwise an employee of the Company, or any subsidiary, to receive options to purchase 1,000 shares of common stock following their election as a director of the Company at each annual meeting of stockholders and up to 1,000 shares upon their election or appointment for the first time as a director of the Company. The Company has an Employee Stock Option Plan which has issued and unexercised options outstanding to purchase 404,450 shares of the Company’s common stock. This plan has 200,900 remaining authorized shares available for issue.

PRINCIPAL STOCKHOLDERS

As of February 4, 2005 the only stockholders known by the Company to own, directly or indirectly, more than five percent of the Company’s common stock, the only class of the Company’s capital stock presently outstanding, are reflected in the following table. The table is based on information supplied by principal stockholders and a review of information on file with the United States Securities and Exchange Commission.

Name and Address of Beneficial Owner	Title of Class	Number of Shares of Common Stock Beneficially Owned		Percentage of Outstanding Shares
George Gleason P.O. Box 8811 Little Rock, Arkansas 72231-8811	Common Stock	4,372,210	(1)	26.3%

Fidelity Management & Research Corporation (2) 82 Devonshire Street Boston, Massachusetts 02109-3614	Common Stock	1,637,399		9.9%

Neuberger Berman, Inc. (3) 605 Third Avenue New York, NY 10158	Common Stock	845,100		5.1%

(1)	For information regarding form of ownership, see the footnotes to the table regarding Security Ownership of Management.

(2)	Based on information obtained from a Schedule 13G filed with the Securities and Exchange Commission on or about February 14, 2005 by FMR Corporation, the parent holding company of Fidelity Management & Research Corporation. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in FMR Corporation’s Schedule 13G.

(3)	Based on information obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2005 jointly by Neuberger Berman, Inc., Neuberger Berman Management, Inc. and Neuberger Berman Genesis Fund, a Series of Equity Managers Trust. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed for these limited partnerships.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information as of February 4, 2005 with respect to beneficial ownership of the Company’s common stock by each director, each director nominee, each executive officer of the Company named in the table captioned “Executive Compensation and Other Information”, and all such directors, director nominees and executive officers of the Company as a group.

Name	Shares Owned(1)		Percentage of Class
George and Linda Gleason	4,372,210	(2)	26.3%
Mark Ross	378,662	(3)	2.3
Jean Arehart	25,218		*
Steven Arnold	7,000		*
Richard Cisne	3,850		*
Robert East	62,000	(4)	*
Porter Hillard	7,000		*
Henry Mariani	43,000		*
James Matthews	1,150		*
John Mills	—		*
R. L. Qualls	35,400		*
Kennith Smith	78,430	(5)	*
Robert Trevino	1,000		*
Darrel Russell	31,966	(6)	*
C. E. Dougan	26,120		*
All Directors, Director Nominees and Executive Officers as a group (22 persons)	5,309,297		31.7

*	Less than one percent.

(1)	Includes beneficial ownership of shares with respect to which voting or investment power may be deemed to be directly or indirectly controlled. Accordingly the shares in the foregoing table include shares owned directly, shares held in such person’s accounts under the 401(k) Plan as of February 4, 2005, shares underlying presently exercisable options granted pursuant to Company’s stock option plans, shares owned by certain of the individual’s family members and shares held by the individual as a trustee or other similar capacity, unless otherwise described below. Shares subject to presently exercisable options (or options exercisable on or within 60 days after December 31, 2004) are held by the directors, director nominees and executive officers as a group in the amount of 192,800, and held by the named individuals in the amounts as follows: George Gleason (41,200); Linda Gleason (27,000); Mark Ross (6,000); Steven Arnold (7,000); Robert East (27,000); Porter Hillard (7,000); Henry Mariani (3,000); R. L. Qualls (27,000); Kennith Smith (3,000); Robert Trevino (1,000); C. E. Dougan (22,800) and other executive officers (20,800).

(2)	The amount includes (a) 3,071,600 shares, including shares subject to exercisable options, owned directly by Mr. Gleason, (b) 742,800 shares owned of record by a trust of which Mr. Gleason is sole trustee and has a 25% life income interest, (c) 407,342 shares held in Mr. Gleason’s account under the 401(k) Plan, (d) 37,430 shares owned of record by a charitable trust for which Mr. and Mrs. Gleason are co-trustees, (e) 66,408 shares, including shares subject to exercisable options, owned directly by Mrs. Gleason, (f) 1,600 shares owned by Mr. Gleason as custodian for his children and (g) 45,030 shares representing 25% of the shares held in a family limited partnership in which Mr. Gleason, his spouse and descendants have an aggregate 25% pecuniary interest.

(3)	Includes (a) 68,250 shares, including shares subject to exercisable options, owned directly by Mr. Ross, (b) 90,712 shares held in Mr. Ross’ account under the 401(k) Plan (c) 145,200 shares owned of record by a trust for the benefit of Mr. Ross and his children and for which Mr. Ross maintains a life interest only and (d) 68,500 shares owned by Mr. Ross’ spouse.

(4)	Includes 2,400 shares held by children of Mr. East.

(5)	Includes (a) 1,048 shares held by spouse of Mr. Smith and (b) 6,000 shares owned of record by a trust for the benefit of Mr. Smith’s children.

(6)	Includes 1,886 shares held by spouse of Mr. Russell.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table shows for the years indicated all cash and certain other compensation paid or to be paid by the Company to the Chief Executive Officer and each of the four most highly compensated executive officers other than the Chief Executive Officer whose aggregate 2004 salary and bonus exceeded $100,000.

	Annual Compensation				Long-Term Compensation
Name & Principal Position	Year	Salary	Bonus		Securities Underlying Options (1)	All Other Compensation(2)
George Gleason(3) Chairman and Chief Executive Officer	2004 2003 2002	$403,677 396,000 360,000	$	— 121,000 245,000	3,000 3,400 3,000	$6,500 6,000 5,500
Mark Ross Vice Chairman, President and Chief Operating Officer	2004 2003 2002	$195,481 190,000 156,751		$35,000 83,000 122,500	2,500 3,400 3,000	$6,500 6,000 5,500
Jean Arehart Senior Lending Officer and Chairman of the Loan Committee	2004 2003 2002	$144,039 140,000 110,000		$86,253 121,000 100,000	1,400 2,400 2,400	$6,500 6,000 4,559
Darrel Russell President Central Division	2004 2003 2002	$151,731 140,025 110,000		$30,000 35,000 50,000	1,400 2,400 2,400	$5,692 5,756 3,978
C. E. Dougan President Western Division	2004 2003 2002	$148,192 140,000 120,000		$30,000 35,000 50,000	1,400 2,400 2,400	$5,496 5,677 4,194

(1)	Represents option grants during each year under the Company’s Employee Stock Option Plan. See “Option Grants in Last Fiscal Year.” All shares are split adjusted.

(2)	Represents employer matching contributions under the Company’s 401(k) Plan.

(3)	Mr. Gleason’s salary and bonus were determined pursuant to a written employment agreement. For a description of this agreement, see “Employment Agreement with Mr. Gleason” below.

Employment Agreement with Mr. Gleason

Mr. Gleason’s salary and bonus for 2004 were determined pursuant to a written employment agreement which became effective on January 1, 2004. This agreement provided for a minimum base salary of $403,920 and a bonus to be subjectively determined by the Personnel and Compensation Committee of the Board. Mr. Gleason has entered into a new written three-year employment agreement which became effective on January 1, 2005 which provides for $460,000 base compensation and a bonus to be subjectively determined by the Personnel and Compensation Committee. Mr. Gleason’s base salary will be evaluated and increased, if appropriate, each year thereafter for the term of the employment agreement by the Personnel and Compensation Committee of the Board. Mr. Gleason’s base salary and bonus are in addition to any other compensation that he may receive under employee benefit plans or reimbursement arrangements.

Option Grants in Last Fiscal Year

The following table sets forth information with respect to the named executive officers concerning options granted in the last fiscal year and their potential realizable value:

	Individual Grants
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
					5%	10%
George Gleason	3,000	4.8%	$28.63	9/28/11	$34,980	$81,480
Mark Ross	2,500	4.0	28.63	9/28/11	29,150	67,900
Jean Arehart	1,400	2.3	28.63	9/28/11	16,324	38,024
Darrel Russell	1,400	2.3	28.63	9/28/11	16,324	38,024
C. E. Dougan	1,400	2.3	28.63	9/28/11	16,324	38,024

(1)	As required by the Securities Exchange Commission rules and regulations, potential realizable values are based on the assumption that the common stock price appreciates at the annual rates shown compounded annually from the date of the grant until the end of the option term and is not intended to forecast appreciation in stock price. The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company’s stock increasing to $40.29 and $55.79, respectively.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information with respect to the named executive officers concerning exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at FY-End(1)		Value of Unexercised In-the-Money Options at FY-End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
George Gleason	—	$—	41,200	9,400	$1,218,197	$121,838
Mark Ross	39,600	1,048,015	6,000	8,900	174,105	119,073
Jean Arehart	14,000	294,566	4,800	6,200	139,284	88,070
Darrel Russell	14,000	291,428	4,800	6,200	139,284	88,070
C. E. Dougan	10,000	217,745	22,800	6,200	700,839	88,070

(1)	The dollar amounts shown represent the product of the number of shares purchasable upon exercise of the related options times the difference of the average of the high and low sales prices reported on December 31, 2004 ($34.16) and the purchase price per share payable upon such exercise applicable to each in-the-money option.

Director Compensation

In 2004 non–employee directors were paid a quarterly retainer fee of $1,500, a fee of $667 per regular monthly Board meeting attended, and $250 for attendance at each regular or special committee meeting and special Board meeting. It is anticipated the same fee schedule will apply in 2005. The Company’s officers are not compensated for their service as directors or committee members.

Additionally the Company has a Non-Employee Director Stock Option Plan. Effective April 21, 2004 the Company granted options to its non-employee directors to purchase 1,000 shares each of common stock at an exercise price of $24.85 per share. All options granted to non-employee directors became exercisable upon grant and expire 10 years after issue.

Compensation Committee Interlocks and Insider Participation

During 2004 the Personnel and Compensation Committee of the Company consisted of Messrs. Hillard, as Chairman, Arnold, Smith and Trevino (added April 2004). No member of the Personnel and Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, and the Board of the Company has determined that each member of the committee qualifies as “independent” under Nasdaq listing standards.

REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

The Personnel and Compensation Committee (the “Compensation Committee”) is responsible for determining compensation levels for the Company’s directors, officers and personnel and for determining the policies that govern the Company’s compensation and benefit plans. The Compensation Committee reviews and approves the compensation of all directors, officers and other personnel, including incentive-compensation plans and equity-based plans, the total compensation potentially payable to the CEO and other senior executives under all reasonable scenarios, including death or disability, retirement, voluntary termination, involuntary termination with and without cause and changes of control, reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance in light of those goals and objectives, and recommends to the Board the CEO’s compensation levels based on this evaluation.

The Compensation Committee considers its duties to also include articulation of the compensation philosophy to shareholders and the investing public in the areas of executive pay philosophy, oversight and the performance-based orientation of overall compensation for the senior executives of the Company.

Compensation Philosophy and Policies

The Company’s goal is to make compensation decisions consistent with the long-term growth and performance objectives of the Company. In 2004 the Company’s compensation program for executive officers was based upon the following principles and policies:

•

The Company is committed to providing a competitive pay program that is fair, non-discriminatory and forward-looking, and helps attract and retain quality executives while motivating such persons to perform their jobs in the most effective manner. In order to achieve this purpose, the Company’s compensation policies must, among other things, (1) be internally equitable and externally competitive, (2) reward individuals based upon productivity and performance, (3) contain an appropriate mix of cash and long-term or equity-based compensation, (4) be administratively efficient and within budgetary parameters and (5) be flexible in response to changing conditions.

•	General cash bonus awards for officers and personnel are initially conditioned upon attaining a company-wide earnings threshold. Assuming the Company achieves this threshold, awards are based upon a combination of division and profit center performance and individual performance and responsibility. In most cases the foregoing performance criteria are subjectively applied and are not based upon a mathematical formula. On a limited basis, certain personnel receive bonuses tied to specific performance criteria or a mathematical formula.

•	The Company maintains an on-going program of evaluation of officers and employees in which supervisors set objectives and goals for personnel reporting to them and evaluate the performance of such personnel. Senior management, including the Chief Executive Officer, reviews the performance of the Company’s other officers and personnel and makes final recommendations on their compensation levels to the Compensation Committee.

Executive Compensation Components for 2004

The Compensation Committee regularly reviews the Company’s compensation program to ensure that the components of the program will allow the Company to achieve the objectives described above. In 2004 the Company’s compensation program consisted of the following:

Base Salary. Base salary levels for executive officers were subjectively determined based upon the following factors: (1) individual performance contributions in accordance with the compensation philosophy of the Company, (2) senior management’s perception and understanding of the appropriate salary levels that are necessary to remain competitive within the markets in which the Company operates and (3) the Company’s budgetary parameters established for the full year. During 2004, base salaries for executive officers employed for the full years of 2003 and 2004 as a group (including the Chief Executive Officer) increased by 5.4%.

Bonuses. The Company’s 2004 general cash bonus program conditioned the amount of such bonuses on the Company achieving a certain level of earnings. This level of earnings was reached and cash bonuses were paid in January 2005. The actual amount of such bonuses was subjectively determined based upon a number of factors including (1) individual merit and performance, (2) division and profit center performance and (3) the extent to which the Company’s actual earnings exceeded the Company’s expected performance. Also paid in January 2005 were a limited number of special bonuses for certain personnel whose special bonuses were tied to specific performance criteria or a mathematical formula.

Stock Options. The Compensation Committee believes that stock options provide an appropriate incentive to encourage management, particularly senior management, to maximize stockholder returns since the value of an option bears a direct correlation to appreciation in the Company’s stock price. Grants under the Company’s Employee Stock Option Plan have the effect of more closely aligning the interests of stockholders with the interests of management, while at the same time providing a valuable tool for attracting, rewarding and retaining key employees. The Compensation Committee determines whether to grant stock options based upon the subjective analysis of a number of factors including, the overall mix of equity-based or long-term compensation to cash compensation, the number and frequency of prior option grants and the potential for an individual’s contribution and performance to positively impact the Company’s performance. Based upon the foregoing factors, the Compensation Committee during 2004 granted options to purchase a total of 19,100 shares of the Company’s Common Stock to executive officers at an exercise price per share of $28.63, the market value of the Company’s common stock on the date of grant. The Compensation Committee will consider recommending the award of stock options to existing officers and personnel or to prospective officers and personnel in the future as circumstances warrant.

401(k) Plan and Other Benefits. The Company maintains a qualified retirement 401(k) Plan with a salary deferral feature designed to qualify under Section 401 of the Internal Revenue Code of 1986. During 2004 and prior years, the 401(k) Plan permitted all employees of the Company to defer a portion of their eligible compensation on a pre-tax basis subject to certain maximum amounts. The Company matched contributions in 2004 up to a maximum of three percent of the participant’s salary per year with a maximum annual contribution of $6,500 per participant. These matching contributions are made in cash and may be adjusted from time to time by the Company. The 401(k) Plan was amended in 1999 to include Company common stock as one of its investment alternatives. In 2004, total matching contributions on behalf of executive officers were $57,322, which represented an average of 2.41% of the executive officers’ 2004 W-2 compensation excluding any amounts realized on exercise of options. In addition to the 401(k) Plan, executive officers and other employees receive life, health, dental and long-term disability insurance coverage in amounts the Company believes to be competitive with comparable sized financial institutions. Effective January 1, 2005 certain key employees of the Company are excluded from further participation in the 401(k) Plan but will be eligible to participate in the deferred compensation program and plan described below.

During 2004 the Compensation Committee considered the need to establish a deferred compensation program and plan for certain of its key executives who are no longer eligible to participate in the 401(k) Plan as of January 1, 2005. The Compensation Committee recommended such program and plan for Board adoption and approval. The Board adopted and approved in December 2004 an unfunded deferred compensation arrangement (the “Plan”) to become effective January 1, 2005. Under the Plan, eligible participants, defined to include certain key employees of the Company or any wholly owned subsidiary designated to be eligible by the Board of Directors, may elect prior to January 1 of each year to defer payment of a portion of their compensation, including possible bonus for a particular Plan year, but generally excluding proceeds from exercise or sale of shares subject to options or restricted stock grants. The deferred compensation will be distributable in lump sum or specified installments upon separation from service with the Company or upon specified events constituting an “unforeseeable emergency” as defined in the Plan. The Company has the ability to make a contribution to each participant’s account, limited by the Board of Directors for the 2005 Plan year to one half the first 6% of compensation deferred by the participant under the Plan, subject to certain limitations. Amounts deferred under the Plan are to be set aside and invested in certain approved investments (excluding securities of the Company or its affiliates) designated by the administrative committee for such plan as appointed by the Board of Directors, although the Board in its discretion may grant each participant the right to designate how the funds in the participant’s account shall be invested.

Chairman and Chief Executive Officer Compensation

As described in the notes to the Summary Compensation Table presented above under the caption “Executive Compensation and Other Information”, the 2004 cash compensation payable to George Gleason, the Company’s Chairman and Chief Executive Officer, was determined pursuant to a written employment agreement which became effective January 1, 2004. The employment agreement provided for an annual base salary of $403,920 for 2004 and a bonus to be subjectively determined by majority vote of the Compensation Committee. The 2004 employment agreement called for Mr. Gleason’s base salary to be evaluated and increased, if appropriate, each year thereafter for the term of the agreement by majority vote of the Compensation Committee, with any interested director abstaining. The agreement specified that consideration will be given to increases in Mr. Gleason’s base salary based on, among other things, individual merit and performance, assigned duties and scope of responsibility and relative compensation of comparable positions within the industry.

The amount of any bonus determined under the 2004 employment agreement to be awardable to Mr. Gleason was to be based on, among other things, individual merit and performance, taking into account Mr. Gleason’s contribution to the overall success of the Company and various measures of corporate performance, including long-term growth in deposits, loans and assets, return on average assets, return on average stockholders’ equity, net interest margin, overhead ratio, efficiency ratio, net charge-offs ratio, other measures of growth, earnings, asset quality and risk and other factors deemed appropriate by the Compensation Committee.

In accordance with Mr. Gleason’s wishes, on January 25, 2005, he was granted an option to purchase 15,000 shares of Company stock at a strike price of $33.60 per share pursuant to the Company’s Employee Stock Option Plan in lieu of a cash bonus for his 2004 performance.

In January 2005 the Compensation Committee reviewed and evaluated Mr. Gleason’s employment agreement and approved a new three-year employment agreement effective January 1, 2005. Under the new agreement Mr. Gleason’s annual base salary was increased to $460,000. In future years Mr. Gleason’s base salary will be evaluated and increased, if appropriate, by a majority vote of the Compensation Committee, based upon, among other things, individual merit and performance, assigned duties and scope of responsibilities, relative compensation of comparable positions in the industry and various measures of corporate performance.

In addition to cash compensation, Mr. Gleason received during 2004 (1) contributions under the Company’s 401(k) Plan which were determined on a basis consistent with all other participating employees and (2) option grants to purchase 3,000 shares of the Company’s common stock at the market price of $28.63 on September 28, 2004. The Compensation Committee made the September grants pursuant to the Company’s Employee Stock Option Plan, and based the grants on an evaluation of the various factors considered for all employees as outlined above.

The Compensation Committee has reviewed Mr. Gleason’s entire compensation package in the context of Mr. Gleason’s historical compensation levels and in light of the significant dependence of the organization on Mr. Gleason’s continued services and significant responsibilities. Based upon this review the Compensation Committee believes the level of Mr. Gleason’s compensation for 2005 is appropriate.

Section 162(m)

In 1993 Congress enacted Section 162(m) of the Internal Revenue Code, which limits the deductibility for federal income tax purposes of annual compensation paid to certain covered executive officers (including the Chief Executive Officer) to $1 million, subject to certain exceptions. Section 162(m) is not expected to have an impact or result in the loss of a deduction with respect to compensation paid to any of the Company’s executives during the last year or in the foreseeable future. In this regard it should be noted that all option grants effected under the Company’s Employee Stock Option Plan will continue to qualify for an exemption under Section 162(m).

Personnel and Compensation Committee of the Board of Directors

Porter Hillard, Chairman Kennith Smith Steven Arnold Robert Trevino

REPORT OF THE AUDIT COMMITTEE

The Audit Committee consists of three or more non-employee directors all of whom have been determined by the Board of the Company to qualify as independent directors under the Sarbanes-Oxley Act and Nasdaq listing standards. In 2000 the Board adopted the first written charter for the Audit Committee.

The Audit Committee’s Charter is evaluated annually to ensure compliance with SEC rules and regulations and Nasdaq listing standards and was last revised on February 17, 2004 to comply with new SEC rules.

The Audit Committee oversees the Company’s auditing, accounting and financial reporting processes on behalf of the Board. In fulfilling its oversight responsibilities, the committee, among other things, reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is directly responsible for the engagement, compensation and over-sight of the Company’s independent auditors. The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters required to be discussed by Statement on Auditing Standards No. 61 as amended (Communication with Audit Committees). In addition the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed their independence from the Company and its management. The Audit Committee also considered whether the independent auditors provision of non-audit services to the Company is compatible with the auditors’ independence, and has concluded that such provision is compatible with the auditors’ independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held six meetings during fiscal year 2004.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Henry Mariani, Chairman Richard Cisne R. L. Qualls

CERTAIN TRANSACTIONS

The Company, through its bank subsidiary, has had, in the ordinary course of business, banking transactions with certain of its officers, directors and director nominees and with certain officers, directors and director nominees of the bank subsidiary. All loan transactions with such officers, directors and director nominees, and their related and affiliated parties, have been in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other loan customers of the Company, and have not included more than the normal risk of collectibility associated with the Company’s other banking transactions or other unfavorable features.

Director Robert East is co-owner, Chairman and Chief Executive Officer of East-Harding, Inc., a corporation engaged by the Company for the construction of some of the Company’s facilities. In 2004 the Company had no construction contracts and paid nothing to East-Harding, Inc. and in 2003 the Company paid East-Harding, Inc. approximately $87,000 under contracts for leasehold improvements and for remodeling work at the Company’s headquarters. Additionally Mr. East is the managing partner of Advanced Cabling Systems LLC, a corporation that has performed wiring and cabling installation for some of the Company’s facilities. The Company paid Advanced Cabling Systems LLC $16,000 in 2004 and $27,000 in 2003 for such installation work.

Director James Matthews is Executive Vice President of General Properties, Inc., which serves as the managing partner of The Woodcrest Company, LLP. Members of Mr. Matthews’s family and certain family trusts, including a trust in which Mr. Matthews has a beneficial interest, are partners in The Woodcrest Company, LLP. On October 13, 2002 the Company purchased a branch site for approximately $851,829 from The Woodcrest Company, LLP.

COMPANY PERFORMANCE

The graph below shows a comparison for the period commencing December 31, 1999 through December 31, 2004 of the cumulative total stockholder returns (assuming reinvestment of dividends) for the common stock of Company, the S&P SmallCap Index and the Nasdaq Financial Index, assuming a $100 investment on December 31, 1999.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the Securities Exchange Act of 1934, the Company’s executive officers and directors are required to file reports of ownership and subsequent changes of ownership with the Securities and Exchange Commission. Specific due dates have been established for these reports and the Company is required to disclose in this proxy statement any failure to file by these dates during the preceding year. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the preceding year all filing requirements applicable to directors and executive officers have been complied with except a Form 4 due February 27, 2004 for Jerry Davis to purchase shares was reported on May 14, 2004 and a Form 4 for Scott Hastings due August 9, 2004 to purchase shares was reported on October 21, 2004.

AUDIT FEES; AUDITOR TO BE PRESENT

Ernst & Young LLP served as the Company’s independent auditor for the years ended December 31, 2004 and 2003. Representatives of Ernst & Young LLP will be present at the Annual Meeting and representatives will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Fees incurred for services provided by the Company’s independent auditors for these periods were:

	2004	2003
Audit Fees	$266,525	$151,280
Audit-Related Fees	16,000	26,900
Tax Service Fees	15,500	9,600

	$298,025	$187,780

Audit fees for 2004 include the audit of the Company’s consolidated financial statements totaling $151,125 and the audit of the Company’s internal controls over financial reporting totaling $115,400. Audit-related services include an employee benefit plan audit and consultation related to financial reporting matters. Tax services fees are for preparation of various tax returns and tax consultations.

The Audit Committee previously adopted a policy for pre-approval of engagements for audit, audit-related and non-audit services by the primary external auditor. The policy requires that all audit services and audit-related services to be performed by the primary external auditor be pre-approved by the Audit Committee. Non-audit services must first be pre-approved by the Chief Financial Officer before being submitted for pre-approval to the Audit Committee. The requirement for pre-approval by the Audit Committee of an engagement for non-audit services by the Company’s primary external auditor may be waived if the aggregate amount of all such non-audit services provided by the primary external auditor is less than five percent of the total amount of revenues paid by the Company to the primary external auditor during the fiscal year when the non-audit services are provided, such services were not recognized by the Company at the time of the engagement as non-audit services, and the services are promptly brought to the attention of the Audit Committee. All non-audit services reflected in the table above for fiscal 2004 were pre-approved by the Audit Committee.

STOCKHOLDER PROPOSALS

Any stockholder proposal to be presented at the 2006 Annual Meeting should be directed to the Corporate Secretary of the Company, and must be received by the Company on or before November 10, 2005 in order to be eligible for inclusion in the Company’s proxy statement and form of proxy. Any such proposal must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (or any successor rule).

Additionally the Company’s bylaws contain an advance notice provision which provides that a matter may not be brought before the Company’s annual meeting by a stockholder unless the proposal (the “Proposal”) is delivered in writing to the Corporate Secretary of the Company no later than 30 days prior to the Company’s fiscal year end. Accordingly, if any stockholder of the Company desires to submit a Proposal for consideration to be brought before the Company’s 2006 Annual Meeting, the stockholder must deliver written notice of the Proposal to the Corporate Secretary of the Company no later than December 1, 2005.

ADDITIONAL INFORMATION AVAILABLE

Upon written request the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the United States Securities and Exchange Commission, including the related financial statements. The written request should be sent to the Corporate Secretary, Bank of the Ozarks, Inc., P.O. Box 8811, Little Rock, Arkansas 72231-8811.

OTHER MATTERS

The Company does not presently know of any business other than that described above to be presented to the stockholders for action at the meeting. Should other business come before the meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies. The materials referred to in this proxy statement under the captions “Company Performance,” “Report of the Personnel and Compensation Committee on Executive Compensation” and “Report of the Audit Committee” shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933 or the Securities Exchange Act of 1934.

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors

George Gleason Chairman of the Board of Directors and Chief Executive Officer

March 11, 2005

BANK OF THE OZARKS, INC. 12615 CHENAL PARKWAY P.O. BOX 8811 LITTLE ROCK, AR 72231-8811

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Bank of the Ozarks, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BNKOZ1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BANK OF THE OZARKS, INC.

Vote on Directors

1.	TO ELECT FOURTEEN DIRECTORS:

	01)	George Gleason	08)	Porter Hillard	For All	Withhold All		For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the nominee’s number on the line below.
	02)	Mark Ross	09)	Henry Mariani	☐	☐		☐
	03)	Jean Arehart	10)	James Matthews
	04)	Steven Arnold	11)	John Mills
	05)	Richard Cisne	12)	R. L. Qualls
	06)	Robert East	13)	Kennith Smith
	07)	Linda Gleason	14)	Robert Trevino

2.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name(s) appear(s) below. If stock is in the names of two or more persons, each should sign. Persons signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If a corporation, signature should be by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

For comments, please check this box and write them on the
back where indicated							☐

Please indicate if you plan to attend this meeting					☐	☐

					Yes	No

Signature [PLEASE SIGN WITHIN BOX]					Date				Signature (Joint Owners)	Date

BANK OF THE OZARKS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF STOCKHOLDERS APRIL 19, 2005

The undersigned stockholder(s) of Bank of the Ozarks, Inc. (the “Company”) hereby appoint(s) George Gleason and Mark Ross, and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed on the reverse side of this card, at the 2005 Annual Meeting of Stockholders to be held at the Company’s office, 12615 Chenal Parkway, Little Rock, AR 72211, on Tuesday, April 19, 2005 at 1:00 p.m., local time, and at any adjournments or postponements thereof, for the transaction of the business noted on the reverse side of this card.

The Proxy when properly executed will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES IN PROPOSAL 1.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. Please mark any name or address changes below.

Comments: _______________________________________________________________________________________
_________________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)